Exhibit 10-cc

MEMC Electronic Materials, Inc.

1995 EQUITY INCENTIVE PLAN

as Amended and Restated on January 26, 2004

MEMC Electronic Materials, Inc. established the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan effective as of the effective date of its registration statement for its initial public offering in 1995. The Plan has been amended from time to time, most recently in the form of a restatement dated August 3, 2000, and a First Amendment to such restatement dated December 12, 2001. The Board of Directors of MEMC Electronic Materials, Inc. now wishes to amend the Plan to permit the award of stock units.

NOW, THEREFORE, the Plan is hereby amended and restated effective as of January 26, 2004 to read in its entirety as follows:

1. Purpose. The purpose of the MEMC Electronic Materials, Inc. 1995 Equity Incentive Plan as amended and restated herein (the “Plan”) is to provide an additional incentive to officers, other eligible key employees and directors of MEMC Electronic Materials, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (as hereinafter defined) upon whom responsibilities for the successful operation, administration and management of the Company rest and whose present or potential contributions are important to the continued success of the Company, and to enable the Company to attract and retain in its employ and as directors highly qualified persons for the successful conduct of its business. It is intended that this purpose will be effected through the granting of incentive and nonqualified Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards, as provided herein (as each term is hereinafter defined and collectively defined as the “Awards”).

2. Definitions. For purposes of the Plan, the following terms shall be defined as follows:

“Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

“Award” means an award to an Eligible Employee (as hereinafter defined) in the form of Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards.

“Award Agreement” means an agreement granting an Award and containing such terms and conditions as the Committee deems appropriate and that are not inconsistent with the terms of the Plan.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Cause” means, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s employment by the Company or any Affiliate which employs such Participant on account of (i) the failure of the Participant to make a good faith effort to substantially perform his duties hereunder (other than any such failure due to the Participant’s Disability) or Participant’s insubordination with respect to a specific directive of the Participant’s supervisor or officer to which the Participant reports directly or indirectly; (ii) Participant’s dishonesty, gross negligence in the performance of his duties hereunder or engaging in willful misconduct, which in the case of any such gross negligence, has caused or is reasonably expected to result in direct or indirect material injury to the Company or any of its Affiliates; (iii) breach by Participant of any material provision of any other written agreement with the Company or any of its Affiliates or material violation of any Company policy applicable to Participant; or (iv) Participant’s commission of a crime that constitutes a felony or other crime of moral turpitude or fraud. If, subsequent to Participant’s termination of employment hereunder for other than Cause, it is determined in good faith by the Company that Participant’s employment could have been terminated for Cause hereunder, Participant’s employment shall, at the election of the Company, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

“Change in Control” means the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all of the assets of the Company to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof other than to TPG Wafer Holdings LLC or any of its Affiliates (hereinafter “TPG”); (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) (A) any Person or Group (other than TPG) shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the “Voting Stock”) of the Company and such Person or Group actually has the power to vote such shares in any such election and (B) TPG beneficially owns (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person or Group; (iv) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG; (v) any Person or Group other than TPG shall have acquired the power to elect a majority of the members of the Board of Directors of the Company; or (vi) a merger or consolidation of the Company with another entity in which holders of the Common Stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction and TPG holds less than 20% of the outstanding Voting Stock of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Voting Power” means the combined voting power of the Company’s then outstanding voting securities.

“Committee” means the Compensation and Nominating Committee appointed by the Board pursuant to Section 3(a) hereof to administer the Plan.

“Common Stock” means the Voting Common Stock, par value $.01 per share, of the Company.

“Disability” means, with respect to any Participant, that, as a result of incapacity due to physical or mental illness, such Participant is, or is reasonably likely to become, unable to perform his or her duties for more than six (6) consecutive months or six (6) months in the aggregate during any twelve (12) month period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on any given date, the closing price of the shares of Common Stock, as reported on the New York Stock Exchange for such date or such national securities exchange as may be designated by the Board or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded.

“Good Reason” means, within the two year period following a Change in Control, (i) a material diminution in a Participant’s duties and responsibilities other than a change in such Participant’s duties and responsibilities that results from becoming part of a larger organization following a Change in Control, (ii) a decrease in a Participant’s base salary, bonus opportunity or benefits other than a decrease in benefits that applies to all employees of the Company or its Affiliates otherwise eligible to participate in the affected plan, or (iii) a relocation of a Participant’s primary work location more than 50 miles from the work location immediately prior to the Change in Control, without written consent; provided that, within fifteen days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to give rise to the Participant’s right to terminate his employment for Good Reason, and the Company shall not have cured such circumstances within fifteen days following the Company’s receipt of such notice.

“Incentive Stock Option” means a Stock Option which is an “incentive stock option” within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Agreement.

“Nonqualified Stock Option” means a Stock Option which is not an Incentive Stock Option.

“Parent” means any corporation which is a “parent corporation” within the meaning of Section 424(e) of the Code with respect to the Company.

“Participant” means an Eligible Employee to whom an Award has been granted under the Plan.

“Performance Share Award” means a conditional Award of shares of Common Stock granted to an Eligible Employee pursuant to Section 10 hereof.

“Person” means any person, entity or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

“Restricted Stock Award” means an Award of shares of Common Stock granted to an Eligible Employee pursuant to Section 9 hereof.

“Retirement” means retirement from active employment with the Company and its Subsidiaries on or after the attainment of age 55, or such other retirement date as may be approved by the Committee for purposes of the Plan and specified in the applicable Award Agreement, but shall not include the termination of the directorship of a nonemployee director.

“Stock Option” means an Award to purchase shares of Common Stock granted to an Eligible Employee pursuant to Section 8 hereof.

“Stock Unit Award” means an Award of a right to receive a share of Common Stock from the Company at a designated time in the future (provided such Stock Unit Award is vested at such time) which is granted to a Participant pursuant to Section 11 herein and which is subject to the restrictions set forth in Section 11 herein or in any Stock Unit Award Agreement that evidences such right. The participant does not have the rights of a stockholder until receipt of the Common Stock.

“Subsidiary” means any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company.

“Ten Percent Shareholder” means an Eligible Employee who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code,) stock possessing more than ten percent (10%) of the total Combined Voting Power of all classes of stock of the Company, or of a Parent or a Subsidiary.

“Valuation Date” means the trading date immediately preceding the date of the relevant transaction.

3. Administration of the Plan.

(a) The Plan shall be administered by the Committee, which shall be comprised of no fewer than two members of the Board who shall be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. All determinations of the Committee at a meeting shall be made by a majority of the members in attendance. Any decision or determination reduced to writing and signed by all the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be indemnified by the Company to the fullest extent permitted by the certificate of incorporation or by-laws of the Company or applicable Delaware law with respect to any such action, determination or interpretation.

(b) Within the limitations described herein, the Committee shall administer the Plan, select the Eligible Employees to whom Awards will be granted, determine the number and type of Awards to be granted to each such Eligible Employee, determine the terms and conditions applicable to each Award (which need not be identical), make any amendment or modification to any Award Agreement consistent with the terms of the Plan, and interpret, construe and implement the provisions of the Plan. The Committee shall have the authority to adopt rules and regulations for administering the Plan which shall not be inconsistent with the terms of the Plan. Decisions of the Committee shall be binding on the Company, on all Eligible Employees and Participants and all other persons having any interest in the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, which shall be evidenced by an Award Agreement.

(c) The Committee shall have the authority to adopt such rules and regulations and to add such terms, conditions and sub-schemes to the Plan as it deems necessary or desirable to permit or facilitate the granting of Awards under the Plan to, or obtain favorable tax treatment for, Eligible Employees resident for tax purposes in jurisdictions outside the United States; provided, however, that any such rule, regulation, term, condition or sub-scheme shall not be inconsistent with the terms of the Plan.

(d) Any act that the Committee is authorized to perform hereunder may instead be performed by the Board at its discretion, and to the extent that the Board so acts, references in the Plan to the Committee shall refer to the Board as applicable. In addition, the Committee in its discretion may delegate its authority to grant Awards pursuant to Section 3(b) to an officer or committee of officers, subject to specific limits and guidelines established by the Committee at the time of such delegation. In addition, the Committee in its discretion may delegate its authority to an officer or committee of officers to amend Award

Agreements for purposes of delaying the start of the period during which a Participant may exercise his or her Stock Options following termination of employment if the Participant is in possession of material nonpublic information regarding the Company at the time of his or her termination of employment.

4. Duration of Plan. The Plan shall remain in effect until terminated by the Board of Directors and thereafter until all Awards granted under the Plan are satisfied by the issuance of shares of Common Stock or the payment of cash or are terminated under the terms of the Plan or under the Award Agreement entered into in connection with the grant thereof. Notwithstanding the foregoing, no Awards may be granted under the Plan after the tenth anniversary of July 12, 1995.

5. Shares of Stock Subject to the Plan. Subject to the provisions of Section 14 (relating to adjustment for changes in capital stock) there are reserved for issuance under the Plan an aggregate of 7,197,045 shares of Common Stock, less the number of shares that may be reserved for issuance under the Company’s Retirement Savings Plan or under any broad-based employee stock purchase plan (the “Plan Maximum”). Such shares may be authorized but unissued or treasury shares.

Stock underlying outstanding Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards will reduce the Plan Maximum while such Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards are outstanding. Shares underlying expired, canceled or forfeited Stock Options, Restricted Stock Awards, Performance Share Awards or Stock Unit Awards shall be added back to the Plan Maximum. When the exercise price of Stock Options is paid by delivery of shares of Common Stock of the Company, or if the Committee approves the withholding of shares from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the net (rather than the gross) number of shares issued pursuant to such exercise, regardless of the number of shares surrendered or withheld in payment. If the Committee approves the payment of cash to an optionee equal to the difference between the fair market value and the exercise price of stock subject to a Stock Option, or if a Performance Share Award is paid in cash, the Plan Maximum shall be increased by the number of shares with respect to which such payment is applicable. Restricted Stock issued pursuant to the Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of Restricted Stock shall be added back to the Plan Maximum if such Restricted Stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to the Plan. Common Stock subject to a Stock Unit Award will reduce the Plan Maximum while such Stock Unit Award is outstanding, even while such Award is not vested. Shares of Common Stock subject to a Stock Unit Award shall be added back to the Plan Maximum if such Stock Unit Award is forfeited or is canceled as part of a restructuring of benefits granted pursuant to the Plan.

6. Maximum Number of Shares per Eligible Employee. To satisfy the requirements under Section 162(m) of the Code, no Eligible Employee whose Performance Award the Committee reasonably believes will be subject to Section 162(m) of the Code shall receive a grant of Awards with respect to more than 325,000 shares of Common Stock in any Plan year.

7. Eligible Employees. Awards may be granted by the Committee to individuals (“Eligible Employees”) who are either directors or salaried employees of the Company or a Subsidiary with potential to contribute to the future success of the Company or its Subsidiaries. Awards shall not be affected by any change of duties or positions so long as the holder continues to be an employee or director of the Company or of a Subsidiary.

8. Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options. Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Award Agreement. Stock Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan.

(b) Terms of Stock Options Generally. Subject to the terms of the Plan and the applicable Award Agreement, each Stock Option shall entitle the Participant to whom such Stock Option was granted to purchase, upon payment of the relevant exercise price, the number of shares of Common Stock specified in the Award Agreement.

(c) Exercise Price. The Exercise Price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and set forth in the Award Agreement.

(d) Option Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement; provided, however, that a Stock Option shall not be exercisable after the expiration of ten (10) years after the date the Stock Option is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

(e) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may provide that Stock Options shall be exercisable in whole or in part based upon length of service or attainment of specified performance criteria. The Committee, in its sole discretion, may provide for the acceleration of vesting of a Stock Option, in whole or in part, based on such factors or criteria (including specified performance criteria) as the Committee may determine. Notwithstanding the above, no option may be exercised until the beginning of the two-month period immediately preceding the 10th anniversary of the Grant Date to the extent that the Company’s federal income tax deduction for the Option spread is precluded by Section 162(m) of the Code for the year in which the exercise would occur.

(f) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the exercise price either by cash, certified or bank check, note or other instrument acceptable to the Committee.

Except as set forth in Section 8(i) hereof, as determined by the Committee in its sole discretion, payment of the exercise price may also be made in full or in part in shares of Common Stock with a Fair Market Value (determined as of the date of exercise of such Stock Option and, where such shares are withheld (as described below), net of the applicable exercise price) at least equal to such full or partial payment. Common Stock used to pay the exercise price must be shares that are already owned by the Participant for at least six months. In its discretion, the Committee may also permit any Participant to exercise an Option through a “cashless exercise” procedure involving a broker or dealer approved by the Committee, provided that the Participant has delivered an irrevocable notice of exercise (the “Notice”) to the broker or dealer and such broker or dealer agrees: (A) to sell immediately the number of shares of Common Stock specified in the Notice to be acquired upon exercise of the Option in the ordinary course of its business, (B) to pay promptly to the Company the aggregate exercise price (plus the amount necessary to satisfy any applicable tax liability), and (C) to pay to the Participant the balance of the proceeds of the sale of such shares over the amount determined under clause (B) of this sentence, less applicable commissions and fees; provided, however, that the Committee may modify the provisions of this sentence to the extent necessary to conform the exercise of the Option to Regulation T under the Exchange Act. The manner in which the exercise price may be paid may be subject to certain conditions specified by the Committee. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing an exercised Stock Option to the Secretary of the Company, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant exercising the Option. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of a Stock Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.

(g) Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock issuable upon exercise of a Stock Option until a certificate or certificates evidencing the shares of Common Stock shall have been issued to the Participant and, subject to Sections 14(b) and 14(c), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

(h) Special Rule for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company or a Parent or Subsidiary exceeds One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code, such Incentive Stock Options shall be treated, to the extent of such excess, as Nonqualified Stock Options. No Incentive Stock Option shall be granted to any person who is not an employee at the time of grant.

(i) Payment Alternatives for Section 16 Persons. Persons subject to Section 16 of the Exchange Act shall have the unfettered right (but not the obligation) to pay the exercise price in full or in part in shares of Common Stock with a Fair Market Value (determined as of the date of exercise of such Stock Option and, where such shares are withheld (as described below), net of the applicable exercise price) at least equal to such full or partial payment. Common Stock used to pay the exercise price may be shares that are already owned by the Participant who is subject to Section 16 of the Exchange Act, or such Participant shall have the right but not the obligation to direct the Company to withhold shares of Common Stock that would otherwise have been received by such Participant upon exercise of the Stock Option. It is the intent of this provision that the transactions described in this subsection qualify for the exemption from short-swing profit liability under Section 16 of the Exchange Act pursuant to the “disposition to the issuer” exemption set forth at Rule 16b-3(e) promulgated under Section 16 of the Exchange Act.

9. Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a) Award Agreement. Restricted Stock Awards shall be evidenced by an Award Agreement in such form and containing such restrictions, terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and provisions requiring that a Participant forfeit such shares upon a termination of employment or directorship for specified reasons within a specified period of time.

(b) Terms of Restricted Stock Awards Generally. Restricted Stock Awards may be granted under the Plan in such form as the Committee may from time to time approve. Restricted Stock Awards may be granted for no consideration or such consideration as the Committee deems appropriate. Restricted Stock Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Restricted Stock Award granted to a Participant, and the Committee may impose different terms and conditions on any particular Restricted Stock Award granted to any Participant. Each Participant receiving a Restricted Stock Award shall be issued a certificate or certificates in respect of such shares of Common Stock at the time of grant. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that the certificate or certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c) Restriction Period. Restricted Stock Awards shall provide that, in order for a Participant to vest in such Awards, such Participant must remain in the employment or directorship of the Company or its Subsidiaries, subject to such exceptions as the Committee may determine in its sole discretion for specified reasons for a period commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award and set forth in the Award Agreement (the “Restriction Period”). During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Award. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period and may waive or accelerate such restrictions in whole or in part, based on such factors or criteria, including specified performance criteria, as the Committee may determine. Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period), the Participant shall be vested in the Restricted Stock Award, or applicable portion thereof.

(d) Rights as Shareholder. Except as otherwise provided by the Committee in its sole discretion, a Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Award, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Stock dividends issued with respect to shares covered by a Restricted Stock Award shall be treated as additional shares under the Restricted Stock Award and shall be subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

10. Performance Share Awards. Performance Share Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a) Award Agreement. Performance Share Awards shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate and which are not inconsistent with the terms of the Plan. Each Award Agreement shall set forth the number of shares of Common Stock to be received by a Participant upon satisfaction of certain specified performance criteria and subject to such other terms and conditions as the Committee deems appropriate.

(b) Terms of Performance Share Awards Generally. Performance Share Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Share Awards may be granted for no consideration or such consideration as the Committee deems appropriate. Performance Share Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of shares of Common Stock subject to each Performance Share Award granted to a Participant.

(c) Performance Goals. Performance Share Awards shall provide that, in order for a Participant to be entitled to receive shares of Common Stock under such Award, the Company and/or the Participant must achieve certain specified performance goals (“Performance Goals”) over a designated performance period (“Performance Period”). The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish the Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. In setting Performance Goals, the Committee may use such measures as net earnings, operating earnings or income, absolute and/or relative return on equity or assets, earnings per share, cash flow, pretax profits, earnings growth, revenue growth, comparison to peer companies, any combination of the foregoing, or such other measure or measures of performance, including individual measures of performance, in such manner as it deems appropriate. Prior to the end of a Performance Period, with respect to any Participant the deductibility of whose Performance Award will not, in the reasonable belief of the Committee, be subject to Section 162(m) of the Code, the Committee may, in its discretion, adjust the performance objectives to reflect a Change in Capitalization (as hereinafter defined) or any other event which may materially affect the performance of the Company, a Subsidiary or a division, including, but not limited to, market conditions or a significant acquisition or disposition of assets or other property by the Company, a Subsidiary or a division. With respect to any Participant, the deductibility of whose Performance Award may, in the reasonable belief of the Committee, be subject to Section 162(m) of the Code, the Committee shall not be entitled to exercise the discretion conferred upon it in the preceding sentence to the extent the existence or exercise of such discretion would result in a loss of tax deductibility under such Section 162(m) of the Code. The extent to which a Participant is entitled to payment of a Performance Share Award at the end of the Performance Period shall be determined by the Committee, in its sole discretion, based on the Committee’s determination of whether the Performance Goals established by the Committee in the granting of such Performance Share Award have been met.

(d) Payment of Awards. Payment in settlement of a Performance Share Award shall be made as soon as practicable following the conclusion of the respective Performance Period, or at such other time as the Committee shall determine, in shares of Common Stock.

(e) Rights as Shareholder. Except as otherwise provided by the Committee in the applicable Award Agreement, a Participant shall have no rights as a shareholder with respect to a Performance Share Award until a certificate or certificates evidencing the shares of Common Stock shall have been issued to the Participant following the conclusion of the Performance Period, and, subject to Sections 14(b) and 14(c), no adjustment shall be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which the Participant shall become the holder of record thereof.

11. Stock Unit Awards. Stock Unit Awards granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the Plan, as the Committee shall deem appropriate:

(a) Award Agreement. Stock Unit Awards shall be evidenced by an Award Agreement containing such conditions, terms and conditions as the Committee deems appropriate, provided that such restrictions, terms and conditions are not inconsistent with this Section. Each Award Agreement shall set forth the number of shares of Common Stock to be received by a Participant upon satisfaction of such terms and conditions as the Committee deems appropriate.

(b) Grant Date. The Grant Date of a Stock Unit Award shall be the date designated by the Committee and specified in the Stock Unit Award Agreement as the date the Stock Unit Award is granted.

(c) Vesting Date of Stock Units. Each Stock Unit Award Agreement shall indicate the date or conditions, including the achievement of certain performance objectives, under which such Stock Unit Award shall become vested; provided, however, that, unless otherwise provided in a Participant’s Stock Unit Award Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company or its Affiliate without Cause or by the Participant for Good Reason, all Stock Unit Awards held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s Employment.

(d) Issuance of Certificates for Common Stock. As soon as practical after the time stated in the Stock Unit Award Agreement, shares of Common Stock equal to the number of vested Stock Unit Awards reflected in the applicable Stock Unit Award Agreement shall be distributed to the Participant (or the beneficiary(ies) or personal representative of a deceased Participant). Distributions shall be made in shares of Common Stock, with fractional shares rounded up to the nearest whole share.

(e) Termination of Stock Unit Awards. The Committee may, at any time, in its absolute discretion, terminate any Stock Unit Award then outstanding, whether vested or not, provided, however, that the Company, in full consideration of such termination shall pay with respect to each Stock Unit Award, whether or not vested on the date of such termination, an amount equal to the Fair Market Value of a share of Common Stock determined as of the Valuation Date coincident with or next succeeding the date of termination. Such payment shall be made as soon as practicable after the payment amounts are determined, provided, however, that the Company shall have the option to make payments to the Participants by issuing a note to the Participant bearing a reasonable rate of interest as determined by the Committee in its absolute discretion.

(f) Rights as Shareholders. A Participant will not have any stockholder rights, such as rights to vote or to receive dividends or other distributions, with respect any Stock Unit Awards. A Participant will have only adjustment rights provided in this Plan and the cash dividend equivalent rights, if any, provided in the Stock Unit Award Agreement.

12. Termination of Employment.

(a) Disability or Retirement. Except as may otherwise be provided by the Committee in its sole discretion at the time of grant or subsequent thereto, if a Participant’s employment with the Company and its Subsidiaries terminates by reason of Retirement or if a Participant’s employment (or, with respect to a nonemployee director, his directorship) terminates by reason of Disability, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period (the “Exercise Period”) of one (1) year from the date of such Disability or Retirement or until the expiration of the stated term of the Stock Option, whichever period is shorter, and to the extent not exercisable on the date of termination, such Stock Option shall be forfeited; provided, however, that if a Participant terminates employment by reason of Retirement and such Participant holds an Incentive Stock Option, the Exercise Period shall not exceed the shorter of three (3) months from the date of Retirement and the remainder of the stated term of such Incentive Stock Option; provided further, however, that if the Participant dies during the Exercise Period, any unexercised Stock Option held by such Participant may thereafter be exercised to the extent it was exercisable on the date of Disability or Retirement, by the legal representative or beneficiary of the Participant, for a period of one (1) year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter (or, in the case of an Incentive Stock Option, for a period equal to the remainder of the Exercise Period), and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of Disability or Retirement shall be forfeited. In determining whether to exercise its discretion under the first sentence of this Section 12(a) with respect to an Incentive Stock Option the Committee may consider the provisions of Section 422 of the Code.

(b) Death. Except as may otherwise be provided by the Committee in its sole discretion at the time of grant or subsequent thereto, if a Participant’s employment or directorship with the Company and its Subsidiaries terminates by reason of death, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of death, by the legal representative or beneficiary of the Participant, for a period of one (1) year from the date of the Participant’s death or until the expiration of the stated term of such Stock Option, whichever period is shorter, and to the extent not exercisable on the date of death, such Stock Option shall be forfeited and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of death shall be forfeited.

(c) Other Terminations. Unless the Committee determines otherwise in its sole discretion at the time of grant or subsequent thereto, (A) if a Participant’s employment or directorship with the Company and its Subsidiaries is terminated by the Company for Cause, (i) any Stock Option or portion thereof which has become exercisable as of the date such Participant’s employment is terminated shall expire on the commencement of business on the date the Participant’s employment is terminated for Cause, and to the extent not exercisable as of the date of termination, such Stock Option shall be forfeited, and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of such termination shall be forfeited; or (B) if a Participant’s employment or directorship with the Company and its Subsidiaries terminates for any reason other than Cause, death, Disability or Retirement, (i) any Stock Option held by the Participant may thereafter be exercised, to the extent it was exercisable on the date of termination, for a period of ninety (90) days from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter, and to the extent not exercisable on the date of termination, such Stock Option shall be forfeited, and (ii) if such termination is prior to the end of the applicable Restriction Period (with respect to a Restricted Stock Award), Performance Period (with respect to a Performance Share Award) or vesting period (with respect to a Stock Unit Award), the number of shares of Common Stock subject to such Award which have not been earned as of the date of termination shall be forfeited. In determining whether to exercise its discretion under this Section 12(c) with respect to an Incentive Stock Option, the Committee may consider the provisions of Section 422 of the Code.

13. Non-transferability of Awards. No Awards under the Plan or any rights or interests therein may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution; provided, however, that with respect to any Award that is not an Incentive Stock Option, the foregoing restrictions shall not apply to the extent determined by the Committee in its sole discretion at the time of grant and set forth in the applicable Award Agreement; provided further, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. During the lifetime of a Participant, Stock Options shall be exercisable only by, and payments in settlement of Awards shall be payable only to, the Participant.

14. Adjustment Upon Changes in Common Stock

(a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of an extraordinary stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall, make such adjustments with respect to the number of shares of Common Stock subject to the Awards and the exercise price per share of Common Stock, as the Committee may consider appropriate to prevent the enlargement or dilution of rights.

(b) Certain Mergers. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), the Awards outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Common Stock subject to any such Award would have received in such merger or consolidation (it being understood that if, in connection with such transaction, the stockholders of the Company retain their shares of Common Stock and are not entitled to any additional or other consideration, the Awards shall not be affected by such transaction).

(c) Certain Other Transactions. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(A) provide for the exchange of any Award outstanding immediately prior to such event (whether or not then exercisable) for an award with respect to, as appropriate, some or all of the property for which the stock underlying such Award is exchanged and, incident thereto, make an equitable adjustment, as determined by the Committee, in the exercise price of the Stock Options, if applicable, or the number of shares or amount of property subject to the Award or, if appropriate, provide for a cash payment to the Participants in partial consideration for the exchange of the Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights;

(B) cancel, effective immediately prior to the occurrence of such event, any Award outstanding immediately prior to such event (whether or not then exercisable or vested), and in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Common Stock subject to such Award, equal to: (x) with respect to a Stock Option, the excess of (1) the value, as determined by the Committee in its absolute discretion, of securities and property (including cash) received by the holder of a share of Common Stock as a result of such event over (2) the exercise price of such Option; (y) with respect to a Restricted Stock Award or a Performance Share Award, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event; and (z) with respect to a Stock Unit Award, the value, as determined by the Committee in its absolute discretion, of the securities and property (including cash) received by the holder of a share of Common Stock as a result of such event, or

(C) provide for any combination of (A) or (B).

(d) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Sections 14(a), (b) or (c) hereof, the Committee shall, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and, if applicable, in the per-share exercise price of each such Stock Option, as the Committee may, in its absolute discretion, consider appropriate to prevent dilution or enlargement of rights.

(e) No Other Rights. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, (ii) the payment of any dividend, any increase or decrease in the number of shares of Common Stock, or (iii) shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or the Award Agreements evidencing the Awards, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Award or, if applicable, the exercise price of any Stock Option.

15. Change in Control. Unless otherwise provided in a Participant’s Award Agreement or the Committee determines otherwise at a later date, if within the two year period following a Change in Control the Participant’s employment is terminated by the Company or its Affiliate that employs such Participant without Cause or by the Participant for Good Reason, all outstanding Stock Options, all Restricted Stock Awards, Performance Share Awards and Stock Unit Awards held by such Participant shall become immediately vested as of the effective date of the termination of such Participant’s employment.

16. Amendment of the Plan. The Board may at any time and from time to time terminate, modify, or amend the Plan in any respect, except that no termination, modification or amendment shall be effective without shareholder approval if such approval is required to comply with any law, regulation or stock exchange rule. No termination or amendment of the Plan shall, without the consent of a Participant to whom any Awards shall previously have been granted, adversely affect his or her rights under such Awards.

17. Miscellaneous.

(a) Tax Withholding.

(i) The Company and its Subsidiaries shall have the right to deduct from any cash payment made under the Plan any federal, state or local taxes of any kind required to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares of Common Stock pursuant to any Award under the Plan that the recipient of such Award pay to the Company such amount as may be required by the Company for the purpose of satisfying any liability for any such withholding taxes. Any Award granted under the Plan may require the Company, or permit the recipient of such Award to elect, in accordance with any applicable rules established by the Committee, to withhold or to pay all or a part of the amount of such withholding taxes in shares of Common Stock, provided, however, that regardless of whether set forth in the Award Agreement, any person subject to Section 16 of the Exchange Act shall have the unfettered right but not the obligation to direct and compel the Company to withhold, or to accept from such person, such number of shares of Common Stock valued at the Fair Market Value on the date of such payment as is necessary to pay, in whole or in part, such person’s withholding tax obligation. Except for elections made by persons subject to Section 16 of the Exchange Act, elections by all other Participants may be denied by the Committee in its sole discretion, or may be made subject to certain conditions specified by the Committee. Neither the Board of Directors nor the Committee shall have any discretion with respect to the elections by persons subject to Section 16 of the Exchange Act in order that such transactions shall qualify for the exemption from short-swing profit liability pursuant to the “disposition to the issuer” exemption set forth at Rule 16b-3(e) promulgated under Section 16 of the Exchange Act.

(ii) The applicable Award Agreement for an Incentive Stock Option shall provide that if a Participant makes a disposition, within the meaning of Section 424(c) of the Code and the regulations promulgated thereunder, of any share of Common Stock issued to such Participant pursuant to the exercise of an Incentive Stock Option within the two (2)-year period commencing on the day after the date of the grant or within the one (1)-year period commencing on the day after the date of transfer of such share of Common Stock to the Participant pursuant to such exercise, the Participant shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

(b) Loans. On such terms and conditions as shall be approved by the Committee, the Company may directly or indirectly lend money to a Participant to accomplish the purposes of the Plan, including to assist such Participant to acquire or carry shares of Common Stock acquired upon the exercise of Stock Options granted hereunder, and the Committee may also separately lend money to any Participant to pay taxes with respect to any of the transactions contemplated by the Plan. Notwithstanding the foregoing, no such loan shall be made to an executive officer or director of the Company.

(c) No Right to Grants or Employment. No Eligible Employee or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Agreement shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

(d) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(e) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company.

(f) Securities Law Restrictions. The Committee may require each Eligible Employee purchasing or acquiring shares of Common Stock pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that such Eligible Employee is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, the New York Stock Exchange or any other stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

(g) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, if the consummation of any Award under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability, but in no event for a period in excess of 180 days.

(h) Deductibility Under Code Section 162(m). Awards granted under the Plan to Eligible Employees which the Committee reasonably believes may be subject to Section 162(m) of the Code shall not be exercisable, and payment under the Plan in connection with such an Award shall not be made, unless and until the Committee has determined in its sole discretion that such exercise or payment would no longer be subject to Section 162(m) of the Code.

(i) Award Agreement. Each Eligible Employee receiving an Award under the Plan shall enter into an Award Agreement in a form specified by the Committee agreeing to the terms and conditions of the Award and such other matters as the Committee shall, in its sole discretion, determine. In the event of any conflict or inconsistency between the Plan and any such Award Agreement, the Plan shall govern, and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(j) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

(k) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles.

(l) Effective Date of Amendment. The Plan as amended and restated herein shall be effective on January 26, 2004. No Stock Unit Award shall be made under this Plan before approval of this January 26, 2004 amendment and restatement of the Plan by the shareholders of the Company.

The undersigned hereby certifies that the Board of Directors of the Company duly adopted this amended and restated Plan on January 26, 2004.

By:	/s/ David L. Fleisher

Title:	Vice President, General Counsel and Corporate Secretary

Date:	January 26, 2004